                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 17, 2000




                              E-TEK Dynamics, Inc.
               (Exact name of registrant as specified in charter)



         DELAWARE                   000-25103                 59-2337308
      (State or other
      jurisdiction of        (Commission File Number)        (IRS Employer
      incorporation)                                      Identification No.)



                     1865 LUNDY AVENUE, SAN JOSE, CALIFORNIA
                    (Address of principal executive offices)

                                      95131
                                   (Zip Code)

       Registrant's telephone number, including area code: (408) 546-5000


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Item 5. Other Events

      On January 17, 2000, E-TEK Dynamics, Inc. (the "Registrant") entered into an Agreement and Plan of Reorganization and Merger among JDS Uniphase Corporation, Rainbow Acquisition, Inc. and the Registrant, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference. On January 17, 2000, the Registrant also entered into a Company Stock Option Agreement by and between JDS Uniphase Corporation and the Registrant, a copy of which is attached as Exhibit 99.2 hereto and incorporated herein by reference. The closing of the merger is conditioned upon, among other things, obtaining regulatory approvals and the consent of the Registrant's stockholders. Accordingly, there can be no assurance that the merger will be completed.

      On January 17, 2000, the Registrant issued a joint press release with JDS Uniphase Corporation announcing the Agreement and Plan of Reorganization and Merger, a copy of which press release is attached as Exhibit 99.3 hereto and incorporated herein by reference.

Item 7(c).  Exhibits

      99.1 Agreement and Plan of Reorganization and Merger dated as of January 17, 2000 among JDS Uniphase Corporation, Rainbow Acquisition, Inc. and the Registrant.

      99.2 Company Stock Option Agreement dated as of January 17, 2000 by and between JDS Uniphase Corporation and the Registrant.

      99.3 Joint Press Release issued by the Registrant and JDS Uniphase Corporation on January 17, 2000.




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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          E-TEK DYNAMICS, INC.
Dated: January 19, 2000
                                          By: /s/ Sanjay Subhedar
                                              ----------------------------------
                                          Sanjay Subhedar
                                          CHIEF OPERATING OFFICER AND CHIEF
                                          FINANCIAL OFFICER




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                                 EXHIBIT INDEX

Exhibit Number        Description
--------------        -----------
99.1                  Agreement and Plan of Reorganization and Merger dated as
                      of January 17, 2000 among JDS Uniphase Corporation,
                      Rainbow Acquisition, Inc. and the Registrant.

99.2                  Company Stock Option Agreement dated as of January 17,
                      2000 by and between JDS Uniphase Corporation and the Registrant.

99.3                  Joint Press Release issued by the Registrant and JDS
                      Uniphase Corporation on January 17, 2000.